EXHIBIT 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

AMERICAS GOLD AND SILVER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
(1)	Equity	Common Shares, no par value per share	Rule 457(c) and Rule 457(h)	25,157,860	$5.51	$138,619,808.60	0.00013810	$19,143.40
(2)	Equity	Common Shares, no par value per share	Rule 457(c) and Rule 457(h)	7,390,338	$0.98	$7,242,531.24	0.00013810	$1,000.20
		Total Offering Amounts				$145,862,339.84		$20,143.60
		Total Fees Previously Paid						$0.00
		Total Fee Offsets						$N/A
		Net Fee Due						$20,143.60

(1)

Pursuant to Rule 416(a) under the United States Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 shall cover any additional common shares, no par value per share (the “Common Shares”), of Americas Gold and Silver Corporation (the “Company”) that become issuable under the Americas Gold and Silver Corporation Amended and Restated Deferred Share Unit Plan and Amended and Restated Share Unit Plan (collectively, the “Plans”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Company’s receipt of consideration which would increase the number of outstanding Common Shares.

Represents Common Shares issuable under the Plans that are not subject to outstanding Stock Options (as defined below). The proposed maximum price per offering share is estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices for the Common Shares as reported on the New York Stock Exchange on March 26, 2026. The proposed maximum aggregate offering price is multiplied with the fee rate of 0.00013810 to estimate the amount of registration fee, pursuant to Rule 457(o) under the Securities Act.

(2)

Represents Common Shares issuable upon exercise of outstanding stock options (“Stock Options”) as of the date of this Registration Statement under the Plan. The proposed maximum aggregate offering price per unit is estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act on the basis of the weighted average exercise price of the outstanding Stock Options. The proposed maximum aggregate offering price is multiplied with the fee rate of 0.00013810 to estimate the amount of registration fee, pursuant to Rule 457(o) under the Securities Act.